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Exhibit 5

        May 22, 2003

Rochester Gas and Electric Corporation
89 East Avenue
Rochester, New York 14649

Dear Sirs:

        In connection with the proposed public offering and sale of up to $375,000,000 aggregate offering price of certain first mortgage bonds, including any first mortgage bonds designated as secured medium-term notes ("Mortgage Bonds") and unsecured debt securities (the "Unsecured Debt Securities," and together with the Mortgage Bonds, the "Securities"), in one or more series, Rochester Gas and Electric Corporation (the "Company") is filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement") with which this opinion is to be included as an Exhibit.

        The Mortgage Bonds, if issued, are to be issued under a general mortgage between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee, dated as of September 1, 1918, as amended and supplemented and as may be amended and supplemented from time to time by one or more supplemental indentures relating to the Mortgage Bonds (the "Mortgage Bonds Supplemental Indentures"), said general mortgage, as amended and supplemented, and as to be amended and supplemented by the Mortgage Bonds Supplemental Indentures being hereinafter called the "Mortgage."

        The Unsecured Debt Securities, if issued, are to be issued under an indenture which is to be entered into between the Company and The Bank of New York, as Trustee, as may be amended and supplemented from time to time by one or more supplemental indentures relating to the Unsecured Debt Securities (the "Unsecured Debt Securities Supplemental Indentures"), said indenture, as to be amended and supplemented by the Unsecured Debt Securities Supplemental Indentures being hereinafter called the "Indenture."

        As your counsel, we are generally familiar with the corporate proceedings of the Company and we have participated in all proceedings taken by the Company in connection with the proposed issuance and sale of the Securities.

        In our opinion, when the actions as hereinafter set forth shall have been taken, the Securities will have been duly authorized, and, when sold, will be legally issued, fully paid and non-assessable, and the Debt Securities will be binding obligations of the Company and entitled to the benefits of the Indenture, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws and judicial decisions affecting the enforcement of creditors' rights and remedies generally and general principals of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), which do not, in our opinion, make inadequate the remedies of the Indenture:

  (a)
  The Securities and Exchange Commission shall have entered an appropriate order declaring the Registration Statement effective;

  (b)
  In connection with the issuance of the Securities, the Mortgage and the Indenture shall have become qualified under the Trust Indenture Act of 1939;

  (c)
  In connection with the issuance of the Securities, the Board of Directors of the Company shall have taken appropriate action authorizing the execution and delivery of the Mortgage Bonds Supplemental Indentures or the Unsecured Debt Securities Supplemental Indentures, as applicable, and the same shall have been duly executed and delivered;

  (d)
  The Board of Directors of the Company shall have authorized the issuance and sale of the Securities;

  (e)
  The Securities shall have been appropriately issued and shall have been authenticated by the Trustee under the Mortgage or the Indenture, as applicable, and the Securities shall have been delivered to the purchaser or purchasers thereof and the consideration therefor received by the Company; and

  (f)
  The Public Service Commission of the State of New York shall have approved the issuance and sale of the Securities.

        The opinions expressed herein are limited to the laws of the State of New York and to applicable United States federal law and we express no opinion as to the law of any other jurisdiction.

        We hereby consent to the making of the statements with reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                        Very truly yours,

                        /s/ Huber Lawrence & Abell

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  Exhibit 5